UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

Brand Engagement Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Delaware Ave, Suite 210

Wilmington, DE 19801

(Address of principal executive offices)

(307) 757-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Warrants	BNAIW	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On February 4, 2026, Brand Engagement Network, Inc. (the “Company”) terminated its Standby Equity Purchase Agreement dated August 26, 2024 (the “Agreement”) with YA II PN, Ltd., an affiliate of Yorkville Advisors Global, LP. The Agreement previously permitted the Company to sell up to $50.0 million of its common stock to the investor from time to time, subject to specified conditions.

Brand Engagement Network, Inc. elected to terminate the facility effective immediately, and the termination did not result in any material early termination penalties or continuing obligations.

Since the Company’s 1-for-10 reverse stock split effective December 12, 2025, the Company completed one drawdown under the facility.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: February 5, 2026

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	Chief Executive Officer